Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for Q2Earth Inc., (the “Company”) for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin Bolin, Chief Executive Officer of the Company, and Peter Dunleavy, Principal Accounting Officer, certify pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 9, 2018

By:	/s/ Kevin Bolin
Kevin Bolin
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Peter Dunleavy
Peter Dunleavy
Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.